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                                                        EXHIBIT E


                  OTHER INFORMATION REGARDING
           CREDIT SUISSE ASSET MANAGEMENT LIMITED

     The directors and principal executive officer of Credit
Suisse Asset Management Limited and their principal occupations are listed below. The business address of each such person is Beaufort House, London, England.

NAME AND POSITION WITH        PRINCIPAL OCCUPATION
SUB-ADVISER
----------------------        --------------------

Lord Moore                    Chairman of Credit Suisse Asset
                              Management Limited, London

Robert Parker                 Chief Executive Officer of
                              Credit Suisse Asset Management
                              Limited, London

Robert Jenkins                Chief Operations Officer of
                              Credit Suisse Asset
                              Management Limited, London

Glenn Wellman                 Managing Director - Head of
                              Equities of Credit Suisse Asset
                              Management Limited, London

Dilip Rasgotra                Managing Director - Head of
                              Fixed Income of Credit Suisse
                              Asset Management Limited, London

William Priest                Chief Executive Officer of BEA
(Non-Executive Director)      Associates, New York

Timothy Taussig               Head of Marketing of BEA Associates,
(Non-Executive Director)      New York/Joint Head of Marketing - CSAM
                              Group

William Sterling              Chief Investment Officer of BEA
(Non-Executive Director)      Associates, New York

Heinz Hofmann                 Chief Executive Officer of Credit
(Non-Executive Director)      Suisse Asset Management International
                              Fund Holding, Zurich

Heinrich Wegmann              Chief Executive Officer of Credit
(Non-Executive Director)      Suisse Asset Management, Zurich

     Credit Suisse Asset Management Limited does not act as investment adviser to any other U.S. registered investment companies with investment objectives and policies similar to those of the International Fixed Income Portfolio.


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